SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 20, 2012

MEMSIC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810
 (Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810
 (Mailing Address)

(978) 738-0900
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 20, 2012, we issued a press release disclosing our receipt of an unsolicited, non-binding proposal from IDG-Accel China Growth Fund II L.P., for itself and on behalf of its affiliated funds and certain nominees (collectively, “IDG”), to acquire all outstanding shares of common stock of MEMSIC not currently owned by IDG or its affiliates for cash in the amount of $4.00 per share.

In response to the proposal, our Board of Directors has established a Special Committee of the Board comprised of our three independent directors. The Special Committee has engaged RBC Capital Markets, LLC as its financial advisor to assist it in evaluating this proposal and all other strategic alternatives, and will consider the IDG proposal and related matters carefully in due course, consistent with the Board’s fiduciary duties to act in the best interest of our stockholders.

Copies of the IDG proposal and our press release are attached as Exhibits 99.1 and 99.2 to this Report, respectively.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filings under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Letter dated November 10, 2012 from IDG-Accel China Growth Fund II L.P.
Exhibit 99.2	Press release dated November 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/s/ Patricia Niu
Patricia Niu Chief Financial Officer

Date:  November 20, 2012